UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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WASATCH FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

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Wasatch Funds

December 30, 2009 Proxy Statement – Q&A

1. Q: Why is Wasatch Funds holding a shareholder meeting, and what am I being asked to vote on?

A: The purpose of the Meeting is to ask shareholders to consider the following proposals:

1)	To approve the election of Directors;

2)	To approve a new Advisory and Service Contract between the Company and Wasatch Advisors, Inc.;

3)	To approve a new Sub-Advisory Agreement between the Advisor and Hoisington Investment Management Company with respect to the Wasatch-Hoisington U.S. Treasury Fund (for Wasatch-Hoisington U.S. Treasury Fund shareholders only);

4)	To approve a new Sub-Advisory Agreement between the Advisor and 1st Source Corporation Investment Advisors, Inc. with respect to the Wasatch-1st Source Income Fund (for Wasatch-1st Source Income Fund shareholders only); and

5)	To approve a proposed Agreement and Plan of Reorganization intended to change Wasatch Funds, Inc. (a Minnesota corporation) to Wasatch Funds Trust (a Massachusetts business trust).

6)	To transact such other business as may properly come before the meeting.

2. Q: When is the shareholder meeting?

A: The shareholder meeting is scheduled for 10:00 a.m. Mountain Time on February 11, 2010 at the offices of Wasatch Advisors, Inc., 150 Social Hall Ave., Fourth Floor, Salt Lake City, UT, 84111. BUT the individuals named as proxies and those present have the authority, by majority vote, to adjourn the meeting to a later date without notice (other than an announcement at the meeting) if a quorum is not present in person or by proxy, or if sufficient votes for a proposal are not received by the meeting date.

3. Q: If I don’t intend to come to the meeting, what do I do?

A: If you do not intend to attend the shareholder meeting in person, you should review the proxy statement and other materials provided, then locate the enclosed proxy card and vote using the instructions printed on the card.

4. Q: What is the deadline for voting?

A: The deadline for voting is 10:00 a.m. Mountain Time, February 11, 2010. You may vote by mail, telephone, or the internet by following the instructions printed on the proxy card. NOTE: If you intend to vote by mail, allow sufficient time for the proxy card to be received by 10:00 a.m. Mountain Time on February 11, 2010.

5. Q: How do I vote on the proposals?

A: You can vote several ways, including by mail, by telephone, on the internet, or in person at the shareholder meeting.

•	Phone: 1) Read the proxy statement and locate the proxy card; 2) Call the toll free number on the proxy card (1.866.458.9860); 3) Enter the control # from the proxy card and follow the instructions.

•	Online: 1) Read the proxy statement and locate your proxy card; 2) Go to the website shown on the proxy card (www.proxyonline.com ); 3) Enter the control # from the proxy card and follow instructions.

•

U.S. Mail: 1) Indicate your instructions on the proxy card, 2) Date and sign the proxy card, 3) Mail the proxy card in the postage paid envelope 4) Allow sufficient time for the card to be received by the 10 a.m. Mountain Time on February 11, 2010.

•	In person: Wasatch Advisors, Inc., 150 Social Hall Ave., Fourth Floor, Salt Lake City, UT 84111, February 11, 2010 10 a.m. MST. NOTE: The date is subject to change if the meeting is adjourned.

6. Q: What triggered the shareholder meeting and the several proposals?

A: A principal shareholder of WA Holdings, Inc., the parent company of Wasatch Advisors, Inc, the investment adviser to the Wasatch Funds has sold his shares back to WA Holdings. Because this transaction may be deemed a change of control of the adviser, the advisory agreements between the Wasatch Funds and Wasatch Advisors, and the sub-advisory agreements with the sub-advisors (Hoisington Investment Management Company and 1st Source Corporation Investment Advisors, Inc.) will automatically terminate. In order for Wasatch and the sub-advisors to continue to provide services to the Wasatch Funds, shareholders must approve new advisory and sub-advisory agreements. While we are seeking approval of the advisory and sub-advisory agreements from all shareholders, Wasatch Funds is taking the opportunity to seek approval of the existing directors and a new director nominee, and approval to reorganize the Wasatch Funds from a Minnesota corporation to a Massachusetts business trust.

7. Q: Is Wasatch Advisors or the Wasatch Funds replacing Hoisington Investment Management Company or 1st Source Corporation Investment Advisors as sub-advisors?

A: No. There will be no change to the sub-advisors.

8. Q: I’m not familiar with all the issues being voted on. Should I still vote?

A: Yes, please – it is important that you vote. You should read the proxy statement you received and the other materials provided and cast your vote using the instructions printed on the enclosed proxy card. The Board of Directors of Wasatch Funds has considered and evaluated each proposal and recommends a vote for each proposal.

9. Q: Who is the principal shareholder selling his shares back to WA Holdings, Inc.?

A: Sam Stewart is the principal shareholder selling his shares back to WA Holdings, Inc.

10. Q: Why is Sam Stewart selling his shares back to WA Holdings, Inc.?

A: Mr. Stewart founded Wasatch Advisors in 1975. Over the past 34 years, he has provided other employees of Wasatch Advisors the opportunity to acquire ownership interests. Mr. Stewart owned 29% of the voting securities of WA Holdings, Inc., the parent company of Wasatch Advisors. Now, at age 67, Mr. Stewart has sold back his ownership to WA Holdings for redistribution to other employees as part of Wasatch Advisors’ ongoing succession planning.

11. Q: What will be Sam Stewart’s role going forward?

A: Mr. Stewart will continue to be very involved with Wasatch Advisors and the Wasatch Funds, serving as the President and a Director of Wasatch Funds and Chairman of the Board of Wasatch Advisors. He will also continue to serve as a portfolio manager on the Wasatch Strategic Income Fund as well as the Wasatch Global Science and Technology Fund.

12. Q: How will this affect Wasatch Advisors?

A: Other than the redistribution of Mr. Stewart’s ownership to other Wasatch employees, and Wasatch Advisors does not anticipate any material changes to the services provided to the Funds. Mr. Stewart will continue to be very involved with Wasatch Advisors and the Wasatch Funds, serving as the President and a Director of Wasatch Funds and Chairman of the Board of Wasatch Advisors. He will also continue to serve as a portfolio manager on the Wasatch Strategic Income Fund as well as the Wasatch Global Science and Technology Fund. Jeff Cardon will continue as CEO of Wasatch Advisors and portfolio manager on the Wasatch Small Cap Growth Fund. Wasatch Advisors will continue to be 100% employee owned, and Wasatch Advisors does not anticipate any changes in the portfolio managers of any Fund, and there are no changes contemplated in the Funds’ investment objectives, advisory fees charged to the Funds, or the services provided by the advisor or the sub-advisors. There is a lower sub-advisory fee being paid to 1st Source Corporation Investment Advisors for the Income Fund under the new sub-advisory agreement, but the overall advisory fee paid by shareholders of the Income Fund remains the same.

13. Q: Is Wasatch for sale?

A: Wasatch Advisors is not for sale to any third party and Wasatch Advisors has no plans to sell. The matters regarding changes in ownership explained in the proxy statement are in no way related to the sale of Wasatch Advisors to any third party. Mr. Stewart has sold back his ownership to WA Holdings for redistribution to other employees as part of Wasatch Advisors’ ongoing succession planning.

14. Q: Why is the board adding another Director?

A: The Board of Directors of the Wasatch Funds began a review of the composition of the Board during the summer of 2009. The process revealed the relative time periods available for existing Directors to serve in view of the Board’s earlier decision to apply a suggested retirement date by year-end of the year in which a Director turns 72. The Board took this opportunity to identify and propose a qualified candidate to shareholders in order to avoid additional proxy solicitation costs associated with new director approval when the first Director reaches the age of 72 in the near future.

15. Q: What criteria are used to select a new Director nominee?

A: In evaluating potential candidates for the Board, the Independent Directors considered various factors, including, among other things: high ethical standards; the legal and fiduciary duties associated with Board membership; any conflicts of interest that would interfere with the performance of their responsibilities (including independence from the Funds’ investment advisor, sub-advisors, and other principal service providers and the effect of any relationship that might impair their independence); the ability to devote sufficient time and attention (including the time needed to review materials and attend meetings); and relevant skills and experience (including whether such skill and experience will enhance the Board’s ability to effectively represent the interests of the Funds’ shareholders and oversee the wide range of regulatory and business issues affecting the Funds given the current composition of the Board and the mix of skills and backgrounds of the incumbent Directors).

16. Q: Was the nominee recommended by a Director or a shareholder?

A: Ms. Allison, the Director nominee, was recommended by an Independent Director, and was considered by all the Independent Directors using the various factors described above. When there is a vacancy, the Board will consider shareholder-proposed candidates using the same criteria as a candidate proposed by a Director. Shareholders wishing to propose a candidate for a future vacancy should follow the procedures outlined on Page 9 of the proxy statement.

17. Q: How is the new Advisory and Service Contract with Wasatch Advisors different from the prior agreement?

A: The majority of the terms of new Advisory and Service Contract between Wasatch Advisors and Wasatch Funds are substantially similar to those of the prior agreement, however there are some differences, including the effective and termination dates, the elimination of a shareholder approval requirement of the advisory contract if Wasatch Advisors grants the use of the name to other entities (as described in the proxy statement), the ability to amend the new advisory agreement without shareholder approval if such approval is not required under applicable law, and an expanded ability to retain sub-advisors for Funds. (See Page 13 of the proxy statement)

18. Q: How is the new sub-advisory agreement different from the previous sub-advisory agreement between Wasatch Advisors and Hoisington Investment Management Company?

A: The majority of the terms of the new sub-advisory agreement with Hoisington Investment Management Company are substantially identical to the terms of the prior sub-advisory agreement; however, there are some differences, including the effective and termination dates and the ability to amend the new sub-advisory agreement without shareholder approval if such approval is not required under applicable law. (See Page 19 of the proxy statement)

19. Q: How is the new sub-advisory agreement different from the previous sub-advisory agreement between Wasatch Advisors and 1st Source Corporation Investment Advisors?

A: The majority of the terms of the new sub-advisory agreement with 1st Source Corporation Investment Advisors are substantially similar to the terms of the prior sub-advisory agreement; however, there are some differences, including the effective and termination dates, the fees paid to the sub-advisor, and the ability to amend the new sub-advisory agreement without shareholder approval if such approval is not required under applicable law. (See Page 24 of the proxy statement)

20. Q: Will the execution of a new Advisory and Service Contract and new Sub-Advisory Agreements affect the portfolio management, the scope of services provided, the management fees, investment objectives, or strategies of any Fund?

A: Wasatch Advisors does not anticipate any changes in the portfolio managers of the Funds, and there are no changes contemplated to the Funds’ investment objectives, strategies, fees or services provided to the Funds by the advisor or any sub-advisor. There is a lower sub-advisory fee being paid to 1st Source Corporation Investment Advisors for the Income Fund under the new sub-advisory agreement, but the overall advisory fee paid to Wasatch Advisors by the Income Fund remains the same. (See Page 13 of the proxy statement)

21. Q: What is the purpose of the Reorganization plan for the funds?

A: The shareholders of the Funds are being asked to approve an agreement and plan of reorganization, which will change the state and form of the organization of the Company from a Minnesota corporation to a newly formed Massachusetts business trust. The reorganization is expected to provide greater flexibility to the Trustees in conducting the Funds’ business and responding to changing market conditions for the benefit of Fund shareholders. (See Page 39 of the proxy statement)

22. Q: What are the tax consequences of the reorganization?

A: The reorganization is intended to be tax-free under federal tax law for the Funds and the shareholders.

23. Q: How will the reorganization affect the operation of Wasatch Funds?

A: Wasatch Funds, Inc. will become Wasatch Funds Trust, but otherwise the reorganization will not result in any change to any Fund name, investment objective or principal investment strategies, investment advisor, sub-advisor, portfolio manager(s), administrator or other service providers of any of the Funds. Each Fund will continue to offer the same shareholder services. Likewise, there will be no changes to the number of shares a shareholder held or any Fund’s NAV. (See Pages 40-42 of the proxy statement)

24. Q: What are the differences between a Massachusetts Business Trust vs. the existing Minnesota Corporation?

A: Many mutual funds are organized as Massachusetts business trusts. The Board of Directors believes that the proposed Massachusetts business trust form provides a more flexible and cost-efficient method of operating the Funds in the future for the benefit of Fund shareholders. The reorganization will, among other things, minimize the time and expense of shareholder meetings and allow the Board to act quickly when it is in the interests of shareholders to do so. For example, subject to certain exceptions, the Trustees will not need to undergo the costly and time consuming process of procuring shareholder approval to liquidate a Fund or for amendments to the Declaration of Trust to address pressing issues. There are, however, differences between Wasatch Funds, Inc. being organized as a Minnesota corporation and being organized as a Massachusetts business trust, including differences in the requirements to obtain shareholder approval to engage in certain transactions. For example, Minnesota law generally requires shareholder approval for certain fund transactions, such as mergers, certain types of reorganizations and liquidations. As a Massachusetts business trust, the Trustees will have greater flexibility in managing the Funds permitting them to, among other things, approve such transactions without shareholder approval. (See Proposal 5 beginning on Page 39 of the proxy statement)

25. Q: What happens if I choose not to vote, or if insufficient votes are obtained to approve the proposals included in the proxy statement?

A: Choosing not to vote may delay or inhibit the proposals from passing. This may add additional costs to the proxy solicitation process. Furthermore, the Advisory and Service Contract with Wasatch Advisors and the Sub-Advisory Agreements with Hoisington Investment Management and 1st Source Corporation Investment Advisors are in force on an interim basis and shareholder approval is necessary for Wasatch Funds to continue its advisory relationships with Wasatch Advisors, Hoisington Investment Management and 1st Source Corporation Investment Advisors. If Proposal 5 is not passed, the Wasatch Funds will continue to operate as a Minnesota corporation.

26. Q: What vote is needed to pass the proposals?

A: The proposals have different shareholder approval requirements:

•	Proposal 1 - Election of Directors: This proposal requires a plurality of the vote, which means that a director is elected to office by virtue of having received the most votes in his or her election.

•

Proposals 2, 3, and 4 - Approval of Advisory and Service Contract and Sub-Advisory Agreements. Approval of these proposals requires the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund entitled to vote thereon present at a meeting if the holders of more than 50% of such outstanding shares of such Fund are present in person or represented by proxy; or (ii) more than 50% of the outstanding shares of such Fund entitled to vote. Each proposal is approved independently of any other, and each individual Fund may approve each proposal independently of any other Fund.

•

Proposal 5 - Approval of Agreement and Plan of Reorganization: Approval of Proposal 5 requires the affirmative vote of the holders of a majority of the voting power of the shares of each Fund entitled to vote. The reorganization must be approved by shareholders of each Fund in order to be effected. If Proposal 5 is not passed, the Wasatch Funds will continue to operate as a Minnesota corporation.

27. Q: Are the proposals approved “all or none” or can shareholders vote approve some, but not all, of the proposals?

A: It is possible for shareholders to approve one or some of the proposals while not approving others because each proposal is considered independently. However, each proposal has its own approval criteria. In addition, shareholders of each Fund must approve the reorganization (Proposal 5) for it to be effected.

28. Q: Why did I receive multiple proxy cards?

A: Shareholders who own shares of multiple Funds likely received a proxy package for each Fund. Some of the proposals are Fund specific, and we need every vote to satisfy quorum requirements, so it is important to vote each proxy card individually using the instructions printed on the card.

29. Q: Do I need to vote each proxy card I received separately?

A: Yes. It is important to vote each proxy card individually using the instructions printed on the card. We need every vote to satisfy quorum requirements, regardless of how you vote.

30. Q: Who is paying for the proxy solicitation?

A: The majority of the proxy solicitation costs will be born by Wasatch Advisors. Wasatch Funds will share the proxy solicitation costs with the Advisor, up to a maximum of $200,000, which will be allocated among the Funds pro rata based on the number of shareholder accounts.